UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 16, 2015 (August 12, 2015)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2015, the Board of Directors of Dean Foods Company (the “Company”) elected Mr. Ralph P. Scozzafava, age 56, to serve as Executive Vice President, Chief Operating Officer of the Company. Mr. Scozzafava has served as the Company’s Chief Commercial Officer since October 2014.

Prior to joining the Company, Mr. Scozzafava served as the Chairman of the Board of Directors and Chief Executive Officer of Furniture Brands International, Inc. from May 2008 to November 2013 and as the Vice Chairman and Chief Executive Officer – designate from June 2007 to January 2008. From 2001 until June 2007, Mr. Scozzafava was employed at Wm. Wrigley Jr. Company, where he held several positions, including serving as Vice President—Worldwide Commercial Operations from March 2006 to June 2007, and as Vice President & Managing Director—North America/Pacific from January 2004 to March 2006. Prior to joining Wrigley, Mr. Scozzafava served in sales, marketing and merchandising positions at Campbell Soup Company, Clorox Company, and Johnson & Johnson. Mr. Scozzafava also serves on the Board of Directors of Stage Stores, Inc., where he is a member of the Compensation Committee and the Audit Committee.

In connection with his promotion, the Company increased Mr. Scozzafava’s base salary to $825,000. No other changes were made to Mr. Scozzafava’s compensation arrangement, the material terms of which are described in the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Dean Foods Company press release dated September 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2015	DEAN FOODS COMPANY

	By:	/s/ Marc L. Kesselman
Marc L. Kesselman
Executive Vice President, General Counsel, Corporate Secretary & Government Affairs

EXHIBIT INDEX

Exhibit No.	Description

99.1	Dean Foods Company press release dated September 16, 2015.